Exhibit 99.1

FIRST CHOICE HEALTHCARE EXPANDS U.S. PORTFOLIO OF

MEDICAL CENTERS OF EXCELLENCE WITH THE B.A.C.K. CENTER

Based on Historical Performance of First Choice and The B.A.C.K. Center,

Combined Annual Revenues Expected to Exceed $24 Million; and Nearly

100,000 Collective Patient Visits Will Be Administered This Year

MELBOURNE, FL – (MarketWired) – May 11, 2015 – First Choice Healthcare Solutions, Inc. (OTCQB:FCHS) (“FCHS” or “First Choice”), a diversified holding company focused on delivering clinically superior, patient-centric, multi-specialty care through state-of-the-art medical centers of excellence, today announced that it has expanded its current portfolio of Medical Centers of Excellence located in the Florida Space Coast region, welcoming Brevard Orthopaedic Spine & Pain Clinic, Inc., dba The B.A.C.K. Center, to the Company’s growing medical business-building platform.

Originally founded in 1981 and currently led by its president and Board Certified Orthopaedic and Spine Surgeon Richard A. Hynes, M.D. FACS, The B.A.C.K. Center is a premier, advanced orthopaedic spine and pain practice in Brevard County, Florida, which administered more than 46,000 patient visits in 2014 and generates revenues of approximately $14 million annually. An acronym aptly standing for “Back Authority for Contemporary Knowledge,” The B.A.C.K. Center operates two medical offices located in Melbourne and Merritt Island, Florida. The Melbourne facility has available space to readily expand the practice’s medical operations to support the addition of new physicians and care specialists and manage up to 4,000 forecasted surgerical procedures for patients of both The B.A.C.K Center and the Company’s original Medical Center of Excellence, First Choice Medical Group, which is located only a half mile north of The B.A.C.K. Center’s Melbourne campus on South Harbor City Boulevard (US-1).

First Choice, through a newly formed wholly-owned subsidiary, TBC Holdings of Melbourne, Inc. (“TBC Holdings”),  has entered into an Operation and Control Agreement with The B.A.C.K. Center.  The Agreement enables TBC Holdings to exercise effective control over the business of the practice, and treat it as a variable interest entity, effective as of May 1, 2015. As a result, the Company will include the financial results of The B.A.C.K Center in its consolidated financial statements in accordance with generally accepted accounting principles as if it was a wholly-owned subsidiary.

In addition to her role as Vice President of Medical Operations at First Choice Medical Group, Kris Jones has also been named Vice President of Medical Operations at The B.A.C.K. Center, where she will lead the transition and integration of its business operations with and onto the First Choice Center of Excellence operating platform; and will oversee the day-to-day business management and administration of the practice. Dr. Hynes will serve as the Medical Director, responsible for coordinating and managing the professional medical services provided to the Center’s valued patients.

“I am very proud and feel very privileged to be teaming with such a strong foundation of committed care providers and support staff at The B.A.C.K. Center, who are clearly dedicated to delivering exceptional patient care by remaining on the leading edge of surgical innovations and treatment advancements in orthopaedic, spine and pain medicine. The fact that The B.A.C.K. Center’s and First Choice’s goals and growth ambitions are ideally aligned makes this combination of strengths and talent a very exciting expansion initiative; and one that we fully expect will yield notable, positive results for us, our patients and our shareholders,” noted Jones.

Commenting on joining the First Choice family, Dr. Hynes stated, “We have witnessed and strongly admire First Choice’s success with First Choice Medical Group and appreciate the enhanced quality of life and streamlined business practices that its proven business model offers medical care providers – particularly those of us who would much prefer focusing our energy, time and efforts on caring for patients, rather than being consumed by the complexities of new healthcare regulatory reform coupled with other business challenges related to running a large, successful medical practice in today’s environment. We are very excited to be teaming with First Choice and look forward to a very long and mutually beneficial relationship centered on providing world class medical attention to the people who entrust their care to us.”

Devin K. Datta, M.D., Board Certified Orthopaedic and Spine Surgeon at The B.A.C.K. Center and President of the Brevard County Medical Society (“BCMS”), further noted, “The First Choice business model is indeed the wave of the future in private medical practice administration and one that I believe gives physicians who are passionate about medicine the freedom and flexibility we require to deliver patients and their families truly superior care, convenience and attention. As the President of BCMS and a practicing physician, I know firsthand the difficulties facing private practicioners and independent medical groups in the prevailing healthcare environment. Hospital systems are growing while private provider groups are becoming fewer and far between. The First Choice model allows for greater cohesiveness, efficiency and opportunity not found in a hospital environment and allows doctors to exclusively focus on providing superior patient-centric care. ”

First Choice Chairman, President and CEO Christian Romandetti added, “We are very pleased to be welcoming The B.A.C.K. Center to First Choice and believe that this transaction marks a notable inflexion point in the ongoing evolution of our Company. As a result of this transaction, The B.A.C.K. Center delivers to us a significant increase in annual revenues, which will position First Choice to generate more than $24 million each year without factoring any potential future growth. Moreover, we have now become one of the Space Coast’s largest, most preeminent orthopaedic -- and orthopaedic spine – centers and pain practices in Brevard County, staffed by a combined team of highly respected and accomplished physicians, surgeons and medical care specialists. Together, we expect to administer approximately 100,000 patient visits this year. These distinctions are hugely valuable when considering the leverage they provide First Choice in optimizing cost and productivity efficiencies across our enterprise, which, in turn, we believe will materially and positively impact our Company’s bottom line earnings for many years to come.”

For more detailed information, please refer to the related Form 8-K to be filed with the U.S. Securities & Exchange Commission today and accessible at www.sec.gov.

About The B.A.C.K. Center

Established in 1981 and operating two offices in Melbourne and Merritt Island, Florida, Brevard Orthopaedic Spine & Pain Clinic, Inc., dba The B.A.C.K. Center, offers a full range of advanced orthopaedic, spine and pain care treatment to patients who live and work in Florida’s Space Coast area, as well as visiting tourists from other geographical regions around the globe. The B.A.C.K.Center has brought together an acclaimed team of world-renowned specialists in orthopaedic and spine surgery, physical medicine, rehabilitation and other specialities who closely collaborate to design the most effective treatment for its patients. For more information, please visit www.thebackcenter.net.

About First Choice Healthcare Solutions, Inc.

Headquartered in Melbourne, Florida, First Choice Healthcare Solutions (FCHS) is actively engaged in developing a network of multi-specialty medical centers of excellence throughout the southeastern U.S., which are distinguished as premier destinations for clinically superior, patient-centric care. Through its wholly owned subsidiary FCID Medical, Inc., the Company currently operates one Medical Center of Excellence, First Choice Medical Group of Brevard, which specializes in the delivery of musculoskeletal medicine and rehabilitative care. FCHS’ commercial real estate interests, which house its medical centers of excellence, are managed by its wholly owned subsidiary, FCID Holdings, Inc. For more information, please visit www.myfchs.com or www.myfcmg.com.

Safe Harbor Statement

Certain information set forth in this news announcement may contain forward-looking statements that involve substantial known and unknown risks and uncertainties. These forward-looking statements are subject to numerous risks and uncertainties, certain of which are beyond the control of First Choice Healthcare Solutions, Inc. Such forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management beliefs and certain assumptions made by its management. Readers are cautioned that the assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Information concerning factors that could cause the Company's actual results to differ materially from those contained in these forward-looking statements can be found in the Company's periodic reports on Form 10-K and Form 10-Q, and in its Current Reports on Form 8-K, filed with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise to reflect future events or circumstances or reflect the occurrence of unanticipated events.

For additional information, please contact:

First Choice Healthcare Solutions, Inc.

Julie Hardesty | 800-941-0090, Extension 288

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